Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-195009), and the related Prospectus of Empresa Nacional de Electricidad S.A. (“Endesa-Chile”) and of our reports dated April 20, 2015 and February 28, 2014, with respect to the consolidated financial statements of Endesa Argentina S.A. and subsidiaries, included in this Annual Report (Form 20-F) for the year ended December 31, 2014.

/s/ Pistrelli, Henry Martin y Asociados S.R.L.

Pistrelli, Henry Martin y Asociados S.R.L.

Buenos Aires, Argentina

April 30, 2015